Exhibit 10.1
Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036

March 10, 2015
Morgan Stanley Smith Barney LLC
522 Fifth Avenue, 13th Floor
New York, New York 10036

Re:	Ceres Managed Futures LLC: Amended Schedules 1 and 2 to the Alternative Investment Selling Agent Agreement
Ladies and Gentlemen:
Pursuant to paragraph 13(c) of the Alternative Investment Selling Agent Agreement dated November 12, 2013, as amended on March 1, 2014; April 7, 2014; August 8, 2014 and as further amended from time to time (the “Agreement”), between, among others, Ceres Managed Futures LLC (“CMF”), the general partner of each of the limited partnerships listed on Schedule 1 thereto (each, a “Partnership,” and together, the “Partnerships”), and Morgan Stanley Smith Barney LLC (“MSSB”), CMF is hereby confirming that Schedules 1 and 2 to the Agreement are hereby deleted in their entirety and replaced with Schedules 1 and 2 attached hereto effective as of January 1, 2015.
Notwithstanding anything to the contrary in the Agreement, by signing below MSSB hereby agrees to, acknowledges and accepts the amendment of the Agreement, effective as of January 1, 2015.

If the foregoing is in accordance with your understanding of our discussions, kindly sign and return to us a counterpart hereof (by mail, facsimile or email) as soon as possible.

Sincerely,
CERES MANAGED FUTURES LLC
By:  /s/ Patrick T. Egan
Patrick T. Egan
President and Director

EACH PARTNERSHIP LISTED ON
SCHEDULE 1 HERETO
By:  Ceres Managed Futures LLC, the
general partner of each Partnership

By:  /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Confirmed, accepted and agreed to:
MORGAN STANLEY SMITH BARNEY LLC
By:  /s/ Jeremy Beal
Name:  Jeremy Beal
Title:  Executive Director

Schedule 1

PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Managed Futures Premier Energy Fund L.P.	New York; January 5, 1998	March 1, 2014

Schedule 2

PARTNERSHIP	ONGOING SELLING AGENT FEE
Managed Futures Premier Energy Fund L.P.	2.00% per year of the adjusted net assets of the Partnership (computed monthly by multiplying the adjusted net assets of the Partnership by 2.00% and dividing the result thereof by 12)[1]

1            Adjusted net assets are month-end Net Assets increased by the current month’s ongoing selling agent fee, management fee, profit share allocation accrued, the general partner’s administrative fee, other expenses and any redemptions or distributions as of the end of such month.